EXHIBIT 99-2



                           SETTLEMENT
                              AND
                           OWNERSHIP
                       TRANSFER AGREEMENT




                            between
              Wisconsin Public Service Corporation
                              and
                Madison Gas and Electric Company










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                        TABLE OF CONTENTS



BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . .    1

1.   DEFINED TERMS . . . . . . . . . . . . . . . . . . . . .    2

2.   EXCHANGE OF ASSETS  . . . . . . . . . . . . . . . . . .    2

3.   EXCHANGE ASSET  . . . . . . . . . . . . . . . . . . . .    2

4.   SCHEDULE OF BOOK VALUES . . . . . . . . . . . . . . . .    4

5.   RETENTION OF LIABILITIES  . . . . . . . . . . . . . . .    4

6.   PRORATIONS  . . . . . . . . . . . . . . . . . . . . . .    4

7.   INSURANCE AND INSURANCE RESERVES  . . . . . . . . . . .    5

     a.   NEIL Member Account Balances . . . . . . . . . . .    5
     b.   ANI/MAELU Industry Credit Rating Plan ("ICRP") . .    5

8.   TAX TREATMENT AND TAX ALLOCATION  . . . . . . . . . . .    6

9.   OPERATION OF NUCLEAR PLANT PENDING THE CLOSING  . . . .    7

10.  REPLACEMENT PROJECT . . . . . . . . . . . . . . . . . .    7

11.  REPRESENTATIONS AND WARRANTIES OF MGE . . . . . . . . .    8

     a.   Organization and Corporate Power . . . . . . . . .    8
     b.   Authority  . . . . . . . . . . . . . . . . . . . .    8
     c.   No Violation . . . . . . . . . . . . . . . . . . .    8
     d.   Book Value . . . . . . . . . . . . . . . . . . . .    9
     e.   No Litigation  . . . . . . . . . . . . . . . . . .    9
     f.   License  . . . . . . . . . . . . . . . . . . . . .    9
     g.   Title and Liens  . . . . . . . . . . . . . . . . .    9

          i.     Marketable Title to MGE's Interest in
                   Nuclear Plant . . . . . . . . . . . . . .    9
          ii.    Liens on Assets . . . . . . . . . . . . . .   10
          iii.   No Condemnation or Expropriation  . . . . .   10

     h.   No Brokers or Finders  . . . . . . . . . . . . . .   10
     i.   Future Events and Duty to Disclose . . . . . . . .   10

12.  REPRESENTATIONS AND WARRANTIES OF WPSC  . . . . . . . .   11

     a.   Organization and Corporate Power . . . . . . . . .   11
     b.   Authority  . . . . . . . . . . . . . . . . . . . .   11

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     c.   No Violation . . . . . . . . . . . . . . . . . . .   11
     d.   Books and Records  . . . . . . . . . . . . . . . .   12
     e.   Licenses . . . . . . . . . . . . . . . . . . . . .   12
     f.   No Brokers or Finders  . . . . . . . . . . . . . .   12
     g.   Future Events and Duty to Disclose . . . . . . . .   12

13.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . .   12

     a.   Title Insurance  . . . . . . . . . . . . . . . . .   12
     b.   Regulatory Approvals . . . . . . . . . . . . . . .   13
     c.   Indenture Releases . . . . . . . . . . . . . . . .   13
     d.   Access to Books and Records  . . . . . . . . . . .   13
     e.   Disclosure . . . . . . . . . . . . . . . . . . . .   14
     f.   Consent  . . . . . . . . . . . . . . . . . . . . .   14
     g.   Additional Liens . . . . . . . . . . . . . . . . .   14
     h.   Other Action . . . . . . . . . . . . . . . . . . .   14

14.  CONDITIONS PRECEDENT TO WPSC'S OBLIGATIONS  . . . . . .   15

15.  CONDITIONS PRECEDENT TO MGE'S OBLIGATIONS . . . . . . .   15

16.  DECONTAMINATION AND DECOMMISSIONING FEE . . . . . . . .   15

17.  PROVISIONS WITH RESPECT TO MGE DECOMMISSIONING FUNDS  .   15

     a.   Intent of Parties  . . . . . . . . . . . . . . . .   15
     b.   MGE Full-Funding Requirement . . . . . . . . . . .   16
     c.   Amendment of the Decommissioning Trusts  . . . . .   16
     d.   MGE Qualified Fund . . . . . . . . . . . . . . . .   17
     e.   MGE NonQualified Fund  . . . . . . . . . . . . . .   17

          i.     Utilization of MGE NonQualified Fund  . . .   17
          ii.    Transfer of Rights Respecting MGE
                   NonQualified Fund . . . . . . . . . . . .   17
          iii.   Expenditure of Monies from MGE
                   NonQualified Fund . . . . . . . . . . . .   18
          iv.    Regulatory Order  . . . . . . . . . . . . .   18

     f.   Administration . . . . . . . . . . . . . . . . . .   18
     g.   General  . . . . . . . . . . . . . . . . . . . . .   19

          i.     IRS Guidance  . . . . . . . . . . . . . . .   19
          ii.    Costs of Compliance . . . . . . . . . . . .   19
          iii.   Access to Books and Records . . . . . . . .   19
          iv.    IRS Adjustments . . . . . . . . . . . . . .   20
          v.     Change in Law . . . . . . . . . . . . . . .   20

18.  SETTLEMENT  . . . . . . . . . . . . . . . . . . . . . .   20

19.  SPENT FUEL DISPOSAL . . . . . . . . . . . . . . . . . .   20

20.  PURCHASE POWER AGREEMENT  . . . . . . . . . . . . . . .   21

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21.  (THIS SECTION IS CONFIDENTIAL.  IT HAS BEEN OMITTED AND FILED
     SEPARATELY WITH THE SEC.) . . . . . . . . . . . . . . .   24

22.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .   25

     a.   General  . . . . . . . . . . . . . . . . . . . . .   25
     b.   By MGE . . . . . . . . . . . . . . . . . . . . . .   25
     c.   By WPSC  . . . . . . . . . . . . . . . . . . . . .   25
     d.   Indemnification of Third Party Claims  . . . . . .   26

          i.     Notice and Defense  . . . . . . . . . . . .   26
          ii.    Failure to Defend   . . . . . . . . . . . .   27
          iii.   Indemnified Party's Rights  . . . . . . . .   27

23.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . .   27

     a.   Documents to be Delivered by MGE . . . . . . . . .   28

          i.     Deeds, Bills of Sale  . . . . . . . . . . .   28
          ii.    Compliance Certificate  . . . . . . . . . .   28
          iii.   Opinion of Independent Counsel  . . . . . .   28
          iv.    Certified Resolutions . . . . . . . . . . .   29
          v.     Articles; Bylaws  . . . . . . . . . . . . .   29
          vi.    Regulatory Approvals  . . . . . . . . . . .   29
          vii.   Contracts . . . . . . . . . . . . . . . . .   30
          viii.  Incumbency Certificate  . . . . . . . . . .   30
          ix.    Other Documents . . . . . . . . . . . . . .   30

     b.   Documents to be Delivered by WPSC  . . . . . . . .   30

          i.     Compliance Certificate  . . . . . . . . . .   30
          ii.    Opinion of Independent Counsel  . . . . . .   30
          iii.   Certified Resolutions . . . . . . . . . . .   31
          iv.    Articles; Bylaws  . . . . . . . . . . . . .   31
          v.     Regulatory Approvals  . . . . . . . . . . .   32
          vi.    Contracts   . . . . . . . . . . . . . . . .   32
          vii.   Incumbency Certificate  . . . . . . . . . .   32
          viii.  Other Documents . . . . . . . . . . . . . .   32

24.  TERMINATION . . . . . . . . . . . . . . . . . . . . . .   32

25.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   33

     a.   Third Party Transfers  . . . . . . . . . . . . . .   33
     b.   Further Assurance  . . . . . . . . . . . . . . . .   33
     c.   Assignment; Parties in Interest  . . . . . . . . .   34

          i.     Assignment  . . . . . . . . . . . . . . . .   34
          ii.    Parties in Interest . . . . . . . . . . . .   34

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     d.   Equitable Relief . . . . . . . . . . . . . . . . .   35
     e.   Amendment and Modification . . . . . . . . . . . .   35
     f.   Notice . . . . . . . . . . . . . . . . . . . . . .   35

          i.     If to WPSC, to  . . . . . . . . . . . . . .   35
          ii.    If to MGE, to   . . . . . . . . . . . . . .   35
          iii.   Change of Contact . . . . . . . . . . . . .   36

     g.   Expenses . . . . . . . . . . . . . . . . . . . . .   36

          i.     Transfer Taxes  . . . . . . . . . . . . . .   36
          ii.    Expenses for Abstracts of Title
                   and Title Insurance Premiums. . . . . . .   36
          iii.   Professional Fees . . . . . . . . . . . . .   36

     h.   Arbitration  . . . . . . . . . . . . . . . . . . .   36
     i.   Enforcement Costs  . . . . . . . . . . . . . . . .   37
     j.   Entire Agreement . . . . . . . . . . . . . . . . .   37
     k.   Counterparts . . . . . . . . . . . . . . . . . . .   37
     l.   Confidentiality  . . . . . . . . . . . . . . . . .   37

SCHEDULE 1 -- Definitions  . . . . . . . . . . . . . . . . .   39

SCHEDULE 1(a) -- Regulatory Approvals  . . . . . . . . . . .   42

SCHEDULE 3 -- Principal Amount of Promissory Note  . . . . .   43

SCHEDULE 11(c) -- Consents by MGE  . . . . . . . . . . . . .   44

SCHEDULE 11(e) -- Litigation Against MGE . . . . . . . . . .   45

SCHEDULE 11(g) -- Restriction on Transferability   . . . . .   46

SCHEDULE 12(c) -- Consent by WPSC  . . . . . . . . . . . . .   47

SCHEDULE 20 -- Purchase Power Agreement  . . . . . . . . . .   48

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                SETTLEMENT AND OWNERSHIP TRANSFER AGREEMENT

          AGREEMENT (the "Agreement") dated       September 29        , 1998,
                                            __________________________
between Wisconsin Public Service Corporation, a Wisconsin corporation ("WPSC"), and Madison Gas & Electric Company, a Wisconsin corporation ("MGE").


                                BACKGROUND

          A. WPSC, MGE and Wisconsin Power & Light Company ("WP&L") own the Kewaunee Nuclear Power Plant as tenants in common with undivided ownership interests as follows: WPSC: 41.2%; MGE: 17.8%; WP&L: 41%. WPSC, MGE and WP&L are parties to a Joint Power Supply Agreement, dated February 2, 1967, as amended from time to time thereafter (the "JPSA").

          B. WPSC applied to the Public Service Commission of Wisconsin (the "Commission") for authority to replace the steam generators at the Kewaunee Nuclear Power Plant. MGE opposed the granting of WPSC's application.

          C. On May 12, 1998, the Commission issued a Certificate of Authority ("CA") authorizing the replacement of the steam generators.

          D. On or about June 10, 1998, MGE petitioned for judicial review of the Commission's May 12, 1998 CA order, seeking reversal of the order and other relief.

          E. This Agreement is entered into for the purpose of resolving and settling MGE's opposition to the replacement project. WP&L, pursuant to a separate agreement, has agreed to support and participate in the replacement project, subject to certain conditions and contingencies.

          F. In settlement of MGE's opposition to the replacement project, WPSC has agreed to acquire MGE's interest in the Kewaunee Nuclear Power Plant.

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In exchange, WPSC has agreed to transfer to MGE an asset, cash or promissory note of equivalent value as further defined in this Agreement. In addition, WPSC has agreed to give MGE an option to purchase power for a 2-year period commencing on the Closing Date.

          G. On August 21, 1998, WPSC and MGE entered into an agreement (the "M-34 Agreement") pursuant to which WPSC agreed to construct and sell to MGE, and MGE agreed to purchase from WPSC, the M-34 unit. Under the M-34 Agreement, WPSC will operate and maintain the M-34 unit for MGE.


          Therefore, the parties agree that:

     1. DEFINED TERMS. Except as otherwise defined in this Agreement, capitalized terms have the meaning given them on Schedule 1.

     2. EXCHANGE OF ASSETS. On the Closing Date, (A) MGE shall transfer to WPSC, and WPSC shall accept from MGE, MGE's entire Interest, free and clear of all Liens, in the Nuclear Plant, and, in exchange, (B) WPSC shall transfer an asset (the "Exchange Asset"), to be designated as set forth below, to MGE. In connection with said transfer the parties shall take account of decommissioning obligations with respect to the Nuclear Plant in accordance with Section 17 below.

     3.   EXCHANGE ASSET.  The Exchange Asset shall be one of the following:
     a. An ownership interest in the M-34 unit, if the M-34 unit is designated as the Exchange Asset pursuant to the M-34 Agreement. The amount of the ownership interest transferred from WPSC to MGE as the Exchange Asset shall be equal to the Book Value of MGE's Interest in the Nuclear Plant as of the Closing Date. If the Exchange Asset is the M-34 unit, it shall be transferred pursuant to the terms and conditions of the M-34 Agreement. No representations, warranties or other terms

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and conditions are created in this Agreement with respect to the M-34 unit except that it shall be designated as the Exchange Asset as described and shall be subject to the conditions set forth in this section. Following the transfer of ownership of the M-34 unit to MGE, the arrangement for and obligations associated with the delivery of energy from the unit to MGE shall be the responsibility of MGE. To the extent permitted by law and without material adverse consequence to WPSC or MGE, WPSC and MGE shall cooperate to insure that such delivery of energy is pursuant to (or upon terms and conditions comparable to) the terms and conditions for the delivery of energy under the Joint Power Supply Agreement dated July 26, 1973, as subsequently amended and supplemented.

     b. If the M-34 unit is not designated as the Exchange Asset pursuant to the M-34 Agreement, then the Exchange Asset shall be cash in an amount equal to the Book Value of MGE's Interest in the Nuclear Plant on the Closing Date; provided, however, that if the M-34 Agreement is terminated and the purchase and sale of the M-34 unit is not consummated, then the Exchange Asset shall be
(i) cash in an amount equal to the Book Value of MGE's Interest in the Nuclear Plant as of the Closing Date minus the amount of the promissory note as set forth in (ii), and (ii) an unsecured promissory note issued on the Closing Date, to MGE by WPSC, in the principal amount as set forth in Schedule 3, with a term beginning on the Closing Date and ending on December 31, 2009, bearing interest at an amount equal to MGE's economic cost of capital [i.e. its pre-tax weighted average cost of capital] as set in MGE's PSCW rate order in effect on the Closing Date, with equal principal payments plus accrued interest on the outstanding principal balance due every 6 months. The promissory note will include restrictions against assignability by

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WPSC, requirements that such note be binding on successors and assigns, and such other standard terms and conditions as the parties may agree upon.

     4. SCHEDULE OF BOOK VALUES. Within three months of the execution of this Agreement, MGE shall provide WPSC with records and schedules setting forth the specific Book Value, and the projected Book Value as of the Closing Date, for MGE's Interest in the Nuclear Plant. MGE shall notify WPSC of any material change in the projected Book Value prior to Closing and shall provide updated records and schedules of the actual Book Value as of the Closing Date.

     5.   RETENTION OF LIABILITIES.  Subject to Section 7 (Insurance) and
Section 17 (Decommissioning Funds) below, MGE shall remain responsible for its share of all Liabilities arising out of occurrences, acts or omissions during the time period prior to and including the Closing Date to the same extent MGE would have been responsible for such Liabilities (including, without limitation, sales or use tax liability, plus any associated penalties and interest) had it remained a co-owner of the Nuclear Plant pursuant to the Joint Power Supply Agreement.

     6. PRORATIONS. At the Closing (or as soon as practicable thereafter), the parties shall prorate depreciation, and prepaid and accrued items, if any, attributable to the assets transferred hereunder to the extent not already taken into account in the determination of the Book Value of the assets exchanged or otherwise. The items to be prorated shall include the following (to the extent not already taken into account in the determination of Book Value or otherwise): MGE's share of insurance premiums associated with policies purchased on behalf of all three co-owners with respect to the Nuclear Plant; rents; contract payments; sewer, water, fuel, telephone, electricity and other utility charges; accounts or notes receivable and accounts or notes payable; legal claims, demands, and causes of action, if any, of the co-owners

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of the Nuclear Plant in their capacity as co-owners of the Nuclear Plant; and
all other items normally adjusted in connection with similar transactions.

     7.   INSURANCE AND INSURANCE RESERVES.

     a.   NEIL Member Account Balances.  The parties' respective rights to
          ----------------------------
NEIL member account balances shall be determined in accordance with the NEIL By-laws.

     b.   ANI/MAELU Industry Credit Rating Plan ("ICRP").  MGE shall continue
          ----------------------------------------------
to pay its share of nuclear liability premiums to ANI/MAELU up to and including the Closing Date. Any "ICRP" credit refunds that are returned to the KNPP owners for policies that were in effect prior to the Closing Date will be shared with MGE, and MGE's share of such refunds shall be determined in the same manner as prior to Closing. WPSC shall forward promptly upon receipt MGE's share of any such refunds. The parties agree that there is no assurance of future refunds. The distribution of refunds shall be subject to ANI/MAELU's administration of the "ICRP" program.

     c. It is understood that the nuclear property and liability policies and the Price Anderson Act may carry retrospective premium obligations. MGE will continue to be liable, before and after Closing, for any retrospective premium obligations as detailed in the respective policies and regulatory acts which relate to the period prior to the Closing Date.

     d. If permitted by the particular policy and insurer, and to the extent that MGE has an insurable interest in the matter, MGE shall continue after the Closing Date as an insured under any policy which WPSC maintains and which covers matters as to which MGE retains liability under this Agreement, including but not limited to liabilities under Section 5 (Retention of Liabilities) and Section 19 (Spent Fuel). This subsection is specifically intended to include, but is not limited to, the

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ANI/MAELU Supplier and Transporter (S&T) coverage and any applicable nuclear property and liability policies. MGE shall be responsible for its portion of the premiums for such coverage, based upon its prior ownership share and the period of time for which it owned an Interest in the Nuclear Plant. If MGE cannot continue as an insured under such policies, WPSC agrees, if possible, to insure these matters on its own behalf, and to bill MGE for such coverage. To the extent WPSC recovers insurance proceeds from such coverage, MGE shall be released from its indemnification obligations under this Agreement. WPSC agrees to treat MGE's insured interests under this subsection in the same manner as it treats its own insured interests, and to provide MGE with pertinent information regarding claims made and insurance proceeds received with respect to the matters covered by this subsection.

     8. TAX TREATMENT AND TAX ALLOCATION. The parties shall cooperate to treat the asset exchange contemplated hereby substantially as a "like-kind exchange" under IRS Code Section 1031, including obtaining IRS guidance as is appropriate; provided, however, that such treatment is not a condition precedent to Closing, and WPSC is not required to indemnify or reimburse MGE if the parties are unable to achieve such treatment. In the event that the exchange of assets qualifies as a "like-kind exchange" under Section 1031 of the Code, the consideration provided by each party to the other in exchange for the assets transferred hereunder shall be allocated in accordance with the Treasury Regulations under Section 1031, as of the Closing Date. Neither party shall take a position for income tax reporting purposes that is inconsistent with such allocation. Regardless of the form the transaction takes under this Agreement, the parties shall make good faith efforts to take a consistent tax reporting position. However, if the parties are unable to agree

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upon what constitutes a consistent tax reporting position, each party reserves the right to take its own tax reporting position.

     9.   OPERATION OF NUCLEAR PLANT PENDING THE CLOSING.  Subject to
Section 10 (Replacement Project) below, until the Closing, MGE shall remain a co-owner (as a 17.8% tenant-in-common) of the Nuclear Plant, with all the rights and responsibilities of such a co-owner, including MGE's obligations under Section 16 (Decontamination and Decommissioning Fee) below and the Nuclear Plant shall continue to be operated pursuant to the relevant agreements between MGE, WPSC and WP&L, including the JPSA. Without limiting the generality of the foregoing, and except as specifically provided in
Section 10 (Replacement Project), MGE shall remain liable, pursuant to Section
3.07 of the JPSA, for expenditures (including unpaid construction work in progress) made prior to or on the Closing Date, and shall reimburse WPSC therefor in accordance with the JPSA and Operating Manual. After MGE's share of the foregoing expenses have been paid in full, WPSC shall refund to MGE the balance of the operating deposit MGE has made with WPSC to cover operating expenses under the JPSA and MGE's share of any other joint accounts regarding the Nuclear Plant to the extent the balances of such accounts are not reflected in Book Value.

     10.  REPLACEMENT PROJECT.  Notwithstanding MGE's obligations under
Section 9 (Operation of Nuclear Plant Pending Closing) and except as provided in Section 24 (Termination), MGE shall not be liable for the costs of the Replacement Project, including staff additions to the extent attributable to the Replacement Project, and WPSC shall indemnify and hold MGE harmless from any such costs, irrespective of whether or not the Replacement Project is completed and/or the Closing occurs, and no costs for the Replacement Project or associated overheads will

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be allocated to MGE pursuant to the JPSA, and the Book Value of MGE's Interest in the Nuclear Plant shall not include the value of the Replacement Project. WPSC agrees to separately track and record all costs of the Replacement Project, including loaded labor costs and indirect costs. Nothing in this Agreement obligates WPSC to proceed with the Replacement Project.

     11. REPRESENTATIONS AND WARRANTIES OF MGE. MGE represents and warrants to WPSC (which representations and warranties shall be true and correct as of and shall survive Closing) that:

     a.   Organization and Corporate Power.  MGE is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Wisconsin. MGE has all the requisite corporate power and authority to own, operate and lease its properties, and to enter into this Agreement and to consummate the transactions contemplated hereby.

     b.   Authority.  The execution and delivery of this Agreement and the
          ---------
consummation of the transactions contemplated hereby have been duly authorized by MGE's Board of Directors. No other or further corporate act or proceeding on the part of MGE is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes the valid binding agreement of MGE, enforceable in accordance with its terms.

     c.   No Violation.  Neither the execution and delivery of this Agreement
          ------------
nor the consummation of the transactions contemplated hereby (a) will violate any applicable Law or Order, (b) except for the Regulatory Approvals, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or (c) subject to obtaining the consents referred to in Schedule 11(c), will violate or conflict with, or constitute a default (or an event which, with

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notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of MGE under, any term or provision of the Articles of Incorporation or Bylaws of MGE or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which MGE is a party or by which MGE or any of its assets or properties may be bound or affected.

     d.   Book Value.  The Book Value of MGE's Interest in the Nuclear Plant
          ----------
has been determined in accordance with applicable accounting and depreciation principles of the PSCW, consistently applied.

     e.   No Litigation.  Except as set forth on Schedule 11(e), there is no
          -------------
Litigation related to the Nuclear Plant or MGE's Interest in the Nuclear Plant pending or threatened against MGE, its directors (in such capacity), its business or any of its assets, nor does MGE know, or have grounds to know, of any basis for any such Litigation, nor has there ever been any such Litigation. Except as set forth on Schedule 11(e), neither MGE nor its business or assets is subject to any Order which relates to the Nuclear Plant or MGE's Interest in the Nuclear Plant.

     f.   License.  Based upon WPSC's representation, as set forth below in
          -------
Section 12 (Representations and Warranties of WPSC), MGE is in full compliance with the licenses issued with respect to the Nuclear Plant.

     g.   Title and Liens.
          ---------------
          i.   Marketable Title to MGE's Interest in Nuclear Plant.  MGE has
               ---------------------------------------------------
good and marketable title to its Interest in the Nuclear Plant, free and clear of all Liens except those described on Schedule 11(g) and subject to the required Regulatory Approvals set forth in Schedule 1(a). Subject to the consent of the co-owners under

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the JPSA, which the parties to this Agreement have previously obtained, MGE's
Interest in the Nuclear Plant is not subject to any restriction on transferability except as described on Schedule 11(g). MGE has complete and unrestricted power and right to sell, assign, convey and deliver its Interest in the Nuclear Plant as contemplated hereby. At Closing, WPSC will receive good and marketable title to MGE's Interest in the Nuclear Plant, free and clear of all Liens of any nature whatsoever.

          ii.  Liens on Assets.  MGE has not, directly or indirectly, caused
               ---------------
the creation, imposition or placement of any Lien upon any of the assets (including real, personal and intangible property) of the Nuclear Plant except those Liens described on Schedule 11(g). To MGE's knowledge, there are no Liens which have been created, imposed or placed on any such assets except those described on Schedule 11(g).

          iii. No Condemnation or Expropriation.  Neither the whole nor any
               --------------------------------
portion of MGE's Interest in the Nuclear Plant (nor, to MGE's knowledge, any of the assets (real, personal or intangible) of the Nuclear Plant) is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor, to MGE's knowledge, has any such condemnation, expropriation or taking been proposed.

     h.   No Brokers or Finders.  Neither MGE nor any of its directors,
          ---------------------
officers, employees, or shareholders have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation hereof.

     i.   Future Events and Duty to Disclose.  If any facts or circumstances
          ----------------------------------
become known to MGE before Closing which would materially alter or affect any of the foregoing representations or warranties, MGE shall disclose such facts or circumstances to WPSC as soon as practicable, but in no event later than Closing;

provided, however, that no such disclosure shall cure a breach of representation or warranty.

     12. REPRESENTATIONS AND WARRANTIES OF WPSC. WPSC represents and warrants to MGE (which representations and warranties shall be true and correct as of and shall survive Closing) that:

     a.   Organization and Corporate Power.  WPSC is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Wisconsin. WPSC has all the requisite corporate power and authority to own, operate and lease its properties, and to enter into this Agreement and to consummate the transactions contemplated hereby.

     b.   Authority.  The execution and delivery of this Agreement and the
          ---------
consummation of the transactions contemplated hereby have been duly authorized by WPSC's Board of Directors. No other or further corporate act or proceeding on the part of WPSC is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes the valid binding agreement of WPSC, enforceable in accordance with its terms.

     c.   No Violation.  Neither the execution and delivery of this Agreement
          ------------
nor the consummation of the transactions contemplated hereby (a) will violate any applicable Law or Order, (b) except for the Regulatory Approvals, will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or (c) subject to obtaining the consents referred to in Schedule 12(c), will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of WPSC under, any term or provision of the Articles of Incorporation or Bylaws of WPSC or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which WPSC is a party or by which WPSC or any of its assets or properties may be bound or affected.

     d.   Books and Records.  WPSC has provided to MGE all books and records
          -----------------
necessary to determine the book values and carrying values for MGE's Interest in the Nuclear Plant.

     e.   Licenses.  To the best of WPSC's knowledge, MGE is in full
          --------
compliance with the licenses issued with respect to the Nuclear Plant.

     f.   No Brokers or Finders.  Neither WPSC nor any of its directors,
          ---------------------
officers, employees, shareholders have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof.

     g.   Future Events and Duty to Disclose.  If any facts or circumstances
          ----------------------------------
become known to WPSC which would materially alter or affect any of the foregoing representations or warranties, WPSC shall disclose such facts or circumstances to MGE as soon as practicable, but in no event later than Closing; provided, however, that no such disclosure shall cure a breach of representation or warranty.

     13.  COVENANTS.

     a.   Title Insurance.  Not less than 15 days prior to the Closing, MGE
          ---------------
shall provide WPSC with either (1) abstracts of title certified to date with all appropriate certificates and titles, or (2) a title insurance commitment, issued by a title insurance company or companies reasonably satisfactory to WPSC, agreeing to issue to WPSC standard form owner's policies of title insurance with respect to MGE's Interest in the real property of the Nuclear Plant, together with a copy of each document to which reference is made in such commitments. In the case of owned real property, such policies shall be standard ALTA Form 1990 owner's policies in the amount of MGE's Interest in the real property of the Nuclear Plant, insuring good and marketable title thereto (expressly including all easements and other appurtenances). The title opinions or policies shall cover or insure title in full accordance with the representations and warranties set forth herein and shall be subject only to such conditions and exceptions as shall be reasonably acceptable to WPSC, and shall contain such endorsements as WPSC shall reasonably request, including, but not limited to, an endorsement over rights of creditors, if requested by WPSC or WPSC's lender.

     b.   Regulatory Approvals.  The parties shall cooperate and use
          --------------------
commercially reasonable best efforts to secure all Regulatory Approvals. If a party is denied a Regulatory Approval (including one designated as "necessary"), or receives a Regulatory Approval that contains restrictions, qualifications or conditions which will have a material adverse consequence to such party, then the parties shall use commercially reasonable best efforts to reform this Agreement in a mutually agreeable manner, or take other mutually agreeable actions (including, without limitation, one party indemnifying or making whole the other party), which provide each party with economic or other benefits which are substantially equivalent to those set forth in this Agreement.

     c.   Indenture Releases. Each party shall obtain appropriate releases
          ------------------
under its indentures to permit it to transfer assets free and clear of any Liens imposed under the Indenture and in accordance with this Agreement.

     d.   Access to Books and Records.  WPSC and MGE shall allow each other
          ---------------------------
reasonable access to their books, records, and premises to the extent necessary to review and confirm the Book Value of the Nuclear Plant and to verify and determine compliance with the other provisions of this Agreement, subject, upon request, to the execution of a reasonable confidentiality agreement.

     e.   Disclosure.  WPSC and MGE shall each have a continuing obligation to
          ----------
promptly notify each other in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the disclosure Schedules to this Agreement, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

     f.   Consent.  As of the Closing Date, WPSC and MGE consent solely and
          -------
exclusively to those changes in the Joint Power Supply Agreement which are necessary to reflect the fact that MGE has transferred its Interest in the Nuclear Plant to WPSC, and to no other changes or amendments.

     g.   Additional Liens.  Nothing in this Agreement shall restrict any
          ----------------
party hereto from subjecting the assets it will be transferring hereunder, from time to time, to the lien of any mortgage upon all or substantially all of its physical electric utility property; provided, however, that such a lien is completely discharged and removed prior to the Closing Date.

     h.   Other Action.  Each party shall use its commercially reasonable best
          ------------
efforts to consummate the transactions contemplated hereby.

          Without limiting the generality of the foregoing, if some assets can be transferred on the scheduled Closing Date, and the transfer of some other assets must be delayed, then the assets that can be transferred on the Closing Date will be, and the remaining assets will be transferred as soon as possible thereafter. It is the parties' intent and desire to consummate the asset exchange contemplated hereby and that WPSC acquire MGE's Interest in the Nuclear Plant, and therefore, if the transactions contemplated hereby cannot be consummated as set forth herein, the parties shall use commercially reasonable best efforts to modify the transactions so they can be consummated.

         14. CONDITIONS PRECEDENT TO WPSC'S OBLIGATIONS. Subject to the best-efforts provisions of Section 13(b) (Covenants), each and every obligation of WPSC to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the condition that the Regulatory Approvals set forth in Schedule 1(a) shall have been obtained.

         15. CONDITIONS PRECEDENT TO MGE'S OBLIGATIONS. Subject to the best-efforts provisions of Section 13(b) (Covenants), each and every obligation of MGE to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the condition that the Regulatory Approvals set forth in Schedule 1(a) shall have been obtained.

         16. DECONTAMINATION AND DECOMMISSIONING FEE. Notwithstanding the transfer of its Interest in the Nuclear Plant to WPSC, MGE shall remain liable for unpaid installment payments to the Uranium Enrichment Decontamination and Decommissioning Fund under the Energy Policy Act of 1992 or any amendments thereto. If WPSC makes these contributions on MGE's behalf, then MGE shall fully reimburse WPSC for such payments within thirty (30) days of WPSC's request therefor.

         17.  PROVISIONS WITH RESPECT TO MGE DECOMMISSIONING FUNDS.

         a.   Intent of Parties.  It is the intent of this Section to (i)
              -----------------
establish the MGE decommissioning full-funding requirement; (ii) provide for the transfer of the assets of the MGE Qualified Fund to WPSC or to the WPSC Qualified Fund pursuant to Treas. Reg. Section 1.468A-6; (iii) provide assurances as to the availability of the assets of the MGE Nonqualified Fund for decommissioning the Nuclear Plant;
(iv) accomplish the foregoing in a manner to avoid material adverse tax consequences to either party while achieving optimal tax results for both parties as permitted by applicable law; and (v) cap MGE's liability for decommissioning the Nuclear Plant at the level set forth herein and hold MGE harmless from any additional decommissioning obligations with respect to the Nuclear Plant.

         b.   MGE Full-Funding Requirement.  MGE Full-Funding Requirement
              ----------------------------
shall mean the amount of funds available in the MGE Qualified Fund and the MGE NonQualified Fund as of the Closing Date plus all future annual contributions included in the MGE Funding Plan approved in the order issued in PSCW Docket 3270-UR-108. The required contribution in the MGE Funding Plan pursuant to this order is $8,091,000 annually through 12/31/02. Subsequent to Closing, the portion of the annual contribution not contributed to the WPSC Qualified Fund shall be contributed to the MGE NonQualified Fund or its successor.
These are the contributions which MGE shall make in satisfaction of its Full-Funding Requirement, provided, however, that a PSCW order authorizing the recovery by MGE in rates of its Full-Funding Requirement shall be regarded as a necessary Regulatory Approval as set forth in Schedule 1(a), and provided further that any material change in the level of these additional contributions ordered by the PSCW shall trigger the provisions of Section 13(b) of this Agreement.

         c.   Amendment of the Decommissioning Trusts.  MGE agrees to exercise
              ---------------------------------------
its commercially reasonable best efforts to amend the MGE Qualified Trust and the MGE NonQualified Trust to permit the transfer of the Trusts to WPSC and to obtain any required Regulatory Approvals for such amendments.

         d.   MGE Qualified Fund.  MGE agrees to transfer the Net Assets of
              ------------------
the MGE Qualified Fund to the WPSC Qualified Fund as of the Closing Date. For purposes of this Section, the Net Assets of the MGE Qualified Fund means the principal and accrued income less income taxes (net of estimated tax deposits) with respect to the portion of the year which includes the Closing Date, and less administrative costs and other incidental expenses permitted as deductions to the Qualified Fund for periods up to and including the Closing Date.

         e.   MGE NonQualified Fund.
              ---------------------

              i.   Utilization of MGE NonQualified Fund.  The parties
                   ------------------------------------
acknowledge and agree that the MGE NonQualified Fund is irrevocably devoted to decommissioning the Nuclear Plant notwithstanding the transfer by MGE of its Interest in the Nuclear Plant to WPSC.

              ii.  Transfer of Rights Respecting MGE NonQualified Fund.  The
                   ---------------------------------------------------
parties shall exercise their commercially reasonable best efforts to effect a transfer of the MGE NonQualified Fund or rights with respect thereto so as to avoid material adverse tax consequences to either party while achieving optimal tax results for both parties as permitted by applicable law. Such cooperation shall include, but not be limited to, consideration of the following:
                   (1) maintain the MGE NonQualified Fund as a separate trust, or transfer its assets to a new trust, with appropriate provisions to assure payments to WPSC required for decommissioning the Nuclear Plant;

                   (2) amend the terms of the MGE NonQualified Fund to provide such control over the management of the MGE NonQualified Fund by WPSC as is consistent with assuring that sufficient funds will be available for decommissioning while avoiding adverse tax consequences to either party;

                   (3) take such other steps as shall minimize material adverse income tax consequences to either party;

              iii. Expenditure of Monies from MGE NonQualified Fund.  In the
                   ------------------------------------------------
event that MGE retains the NonQualified Fund, the first monies expended for decommissioning will be expended from MGE's NonQualified Fund before WPSC's funds are expended.

              iv.  Regulatory Order.  MGE and WPSC will cooperate and exercise
                   ----------------
their commercially reasonable best efforts to obtain such regulatory orders as shall be required to obtain the results intended under this subsection.

         f.   Administration. MGE agrees that pending the Closing Date and
              --------------
such period thereafter as may be required by the arrangements made by the parties with respect to the MGE NonQualified Fund:

              i. it will take no action with respect to the MGE Qualified Fund that would result in its disqualification within the meaning of Section 468A(e)(6) of the Code;

              ii. it will make contributions to the MGE Qualified Fund consistent with its existing schedule of ruling amounts and any revision of the schedule of ruling amounts approved by the IRS as a result of PSCW orders;

              iii. it will make contributions to the MGE Nonqualified Fund as set forth above in Section 17.b., that is, in an amount equal to the total annual contribution less the amount contributed to the MGE Qualified Fund;

              iv. it will not replace the corporate trustee or materially change the investment strategy adopted for the MGE Qualified Fund or the MGE Nonqualified Fund without the consent of WPSC, which consent shall not be unreasonably withheld;

              v. it will not make any major changes in its administrative practices regarding the MGE Qualified Fund or the MGE NonQualified Fund, including the manner in which it makes contributions and withdraws taxes, without the consent of WPSC, which consent shall not be unreasonably withheld;

              vi. it will provide WPSC with reports with respect to the MGE Qualified Fund and the MGE NonQualified Fund as they are received by MGE;

              vii. it will provide information reasonably related to any request for revised schedule of ruling amounts with respect to the Qualified Funds of WPSC and WP&L.

         g.   General.
              -------

              i.   IRS Guidance.  The parties shall cooperate in seeking such
                   ------------
guidance of the IRS as is appropriate to achieve the tax objectives of the parties including preparing and submitting a ruling request to the IRS, if appropriate, with respect to the tax issues associated with the transactions contemplated by this Section 17 and shall make such reasonable adjustments to such transactions as shall enable the parties to receive rulings which minimize the adverse tax consequences to the parties while maximizing the monies available for decommissioning activities. MGE shall bear the costs of obtaining any ruling in the ratio of 17.8 to 59.0 and WPSC shall bear the balance. MGE and WPSC shall meet and confer for the purpose of mutually agreeing upon a legal or accounting firm to assist them at the IRS with respect to these tax issues.

              ii.  Costs of Compliance.  Except as set forth in Section
                   -------------------
17.g.i. above, the parties shall bear their respective costs of compliance with this Section 17.

              iii. Access to Books and Records.  WPSC shall have access to the
                   ---------------------------
books and records of both Funds of MGE upon reasonable notice.

              iv.  IRS Adjustments.  Any adjustments by the IRS with respect
                   ---------------
to the MGE Qualified Fund or the MGE NonQualified Fund for periods prior to the Closing Date shall be borne by or accrue to the benefit of MGE.

              v.   Change in Law.  If there is a change in statutory or
                   -------------
regulatory law with respect to decommissioning funding prior to the Closing Date, which provides material tax benefits to either or both parties, MGE and WPSC shall meet and confer for the purpose of reforming this Section in order to take advantage of such tax benefits and, if there is a disparity in tax benefit among the parties, for the purpose of developing an equitable method of sharing such benefit.

         18. SETTLEMENT. MGE shall not, directly or indirectly, in any manner, oppose, challenge or hinder the Replacement Project, or assist or support, directly or indirectly, others in doing so; and shall not challenge the Replacement Project in any forum whatsoever, including before the PSCW, FERC or the NRC; provided, however, that MGE may provide its shareholders, customers, and members of the public with information regarding the reasons why it transferred its Interest in the Nuclear Plant. Without limiting the generality of the foregoing, in consideration of WPSC's obligations herein, MGE shall voluntarily dismiss with prejudice its petition for review pending in Dane County Circuit Court, Case No. 98-CV-1520.

         19. SPENT FUEL DISPOSAL. Notwithstanding the consummation of the transactions contemplated herein, MGE shall retain its spent-fuel obligations for all fuel burned in the Nuclear Plant for MGE's generation from the opening of the Nuclear Plant to the Closing Date ("Transferred Fuel"), which fuel is reflected in accounts 120.2 (nuclear fuel materials and assemblies - in stock, but only to the extent effectively burned prior to Closing), 120.3 (nuclear fuel materials and assemblies - in reactor, but only to the extent effectively burned prior to Closing), and 120.4 (Spent Nuclear Fuel). Subject to the foregoing, WPSC shall take title to such Transferred Fuel at the Closing, and shall use, store and dispose of it with the same care and prudence WPSC uses with respect to its other KNPP spent fuel pursuant to its obligations under the JPSA. MGE shall remain responsible for, and shall hold WPSC harmless against, all liabilities related to the Transferred Fuel, except that MGE shall not be liable for any losses or damages arising from WPSC's failure to use, store and dispose of Transferred Fuel with the same care and prudence WPSC uses with respect to its other KNPP spent fuel pursuant to its obligations under the JPSA; provided, however, that WPSC shall bear the cost of any storage casks and on-site monitoring of these casks. Any additional costs associated with Transferred Fuel shall be borne by MGE.

         20. PURCHASE POWER AGREEMENT. WPSC hereby grants MGE an option to purchase power pursuant to the terms and conditions described in Schedule 20 hereto, which will be incorporated into a purchase power agreement, with commercially reasonable terms and conditions customary in such transactions, upon MGE's exercise of the option. The purchase power agreement would be for a period of up to two years from the Closing Date. WPSC shall give MGE five months' prior notice of the specific Closing Date, subject to WPSC's right to change the specific Closing Date as set forth in Schedule 1. MGE must notify WPSC no later than 4 months prior to the Closing Date if MGE intends to exercise this option. The purchase power option commitment is contingent on the closing of the other transactions contemplated hereby. The option shall be for up to 90 MW capacity without reserves so long as the M-34 unit has not achieved commercial operation and been transferred to MGE pursuant to the M-34 Agreement. But, if and when the M-34 unit is so transferred, then the option shall be reduced to up to 60 MW capacity without reserves for the period prior to May 1, 2001, after which time the entitlement shall increase to up to 90 MW capacity without reserves for the remaining term of the option.

         Notice by MGE of exercise of this option shall be an irrevocable exercise of the option except that exercise of this option may be modified by MGE as set forth below if, after MGE exercises the option or purchases replacement capacity and/or energy from a third party, WPSC modifies by more than 7 days the date on which the Nuclear Plant is shut down to commence the installation of the steam generators as part of the Replacement Project (SGR Outage). In this case, the option shall be modified as follows:

         1. If the SGR Outage is replaced with a refueling outage prior to December 31, 2001, MGE may exercise the option for the scheduled refueling outage only (not the actual outage, if this is longer than the scheduled outage). The amount of capacity for any such outage during the year 2000 is up to 60 MW if the M-34 unit has achieved commercial operation on or before June 1, 2000. If the M-34 unit has not achieved commercial operation by June 1, 2000, the capacity amount is up to 90 MW.

         2. If the SGR Outage commences within 6 months of the initially scheduled SGR Outage, the full option for a period of up to two years remains available to MGE, notwithstanding MGE's exercise of the option during the scheduled refueling outage. If the SGR Outage commences after 6 months from the initially scheduled SGR Outage, the option shall be reduced by the period of time for which MGE has exercised the option during the scheduled refueling outage.

         3. If the SGR Outage is cancelled and not replaced by another outage, the exercise of the option by MGE is null and void and the parties shall return to the position they were in prior to exercise of this option.

         4. If MGE has purchased replacement capacity and/or energy from a third party in lieu of exercising the option, and the SGR Outage is cancelled or delayed beyond the second quarter of 2000 for any reason, MGE will use its commercially reasonable best efforts to re-sell the third-party capacity and/or energy if not needed by MGE. Should MGE re-sell the capacity and/or energy for less than the original purchase price, or be unable to re-sell the capacity and/or energy, WPSC will reimburse MGE for any loss incurred up to the terms and conditions of the option as set forth in Schedule 20, including with respect to duration and price. WPSC will also have the right of first refusal to purchase from MGE all or a portion of the third party purchase, if the purchase is not needed by MGE. Notwithstanding any of these transactions, MGE retains the right to exercise the option for the re-scheduled SGR Outage as set forth above, except that, if WPSC reimburses MGE for its losses or purchases the replacement power from MGE as set forth above, the option shall be reduced by the period of time for which WPSC has reimbursed or purchased the replacement power from MGE.

         The arrangements for and obligations associated with the delivery of energy pursuant to the purchase power agreement shall be the responsibility of MGE. To the extent permitted by applicable law, regulations and regulatory orders, and to the extent it can be accomplished without material adverse consequences to WPSC or MGE, WPSC and MGE shall cooperate to insure that such delivery of energy shall be pursuant to (or upon terms and conditions comparable to) the terms and conditions for the delivery of energy under the JPSA, as subsequently amended and supplemented.

         21. (THIS SECTION IS CONFIDENTIAL. IT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.)

         22.  INDEMNIFICATION.

         a.   General.  WPSC and MGE each reserve the right to pursue recovery
              -------
from their customers of the costs of any indemnification set forth in this section, but the indemnification commitments set forth in this section are not contingent upon such recovery.

         b.   By MGE.  Subject to the terms and conditions of this section,
              ------
MGE hereby agrees to indemnify, defend and hold harmless WPSC, and its directors, officers, employees and controlled or controlling persons (hereinafter, "WPSC's Affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by WPSC, WPSC's Affiliates or the assets transferred to WPSC pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from:

              i. The inaccuracy or breach of any representation or warranty by MGE contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material");

              ii. The breach of any covenant or agreement of MGE contained in this Agreement (regardless of whether such breach is deemed "material");

              iii. Any Claim to the extent related to or arising out of Liabilities for which MGE retains responsibility pursuant to this Agreement.

         c.   By WPSC.  Subject to the terms and conditions of this Section,
              -------
WPSC hereby agrees to indemnify, defend and hold harmless MGE, and its directors, officers, employees and controlled or controlling persons (hereinafter, "MGE's Affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by MGE or MGE's Affiliates pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from:

              i. The inaccuracy or breach of any representation or warranty by WPSC contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material");

              ii. The breach of any covenant or agreement of WPSC contained in this Agreement (regardless of whether such breach is deemed "material");

              iii. Any Claim to the extent related to or arising out of Liabilities for which WPSC retains responsibility pursuant to this Agreement.

              iv. Any Claim with respect to decommissioning of the Nuclear Plant, provided that MGE complies with Section 17 of this Agreement.

         d.   Indemnification of Third Party Claims.  The following provisions
              -------------------------------------
shall apply to any Claim subject to indemnification which is (1) a suit, action or arbitration proceeding filed or instituted by any third party, or
(2) any other form of proceeding or assessment instituted by any Government
Entity:
              i.     Notice and Defense.  The party or parties to be
                     ------------------
indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. The assumption of defense shall constitute an admission by the Indemnifying Party of its indemnification obligation hereunder with respect to such Claim, and its undertaking to pay directly all costs, expenses, damages, judgments, awards, penalties and assessments incurred in connection therewith. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Section except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The

Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

              ii.    Failure to Defend.  If the Indemnifying Party, within a
                     -----------------
reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

              iii.   Indemnified Party's Rights.  Anything in this Section to
                     --------------------------
the contrary notwithstanding, (1) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (2) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

         23. CLOSING. The closing of this transaction (the "Closing") shall take place at the offices of Foley & Lardner, Verex Plaza, 150 East Gilman Street, Madison, Wisconsin 53703, on the Closing Date.

         a.   Documents to be Delivered by MGE.  At the Closing, MGE shall
              --------------------------------
deliver to WPSC the following documents, in each case duly executed or otherwise in proper form:

              i.     Deeds, Bills of Sale.  Warranty deeds to interests in
                     --------------------
real estate and bills of sale and such other instruments of transfer, assignment and conveyance and endorsement as will be sufficient in the reasonable opinion of WPSC and its counsel to transfer, assign, convey and deliver to WPSC good and marketable title, free and clear of all Liens, to the assets being transferred to it hereunder.

              ii.    Compliance Certificate.  A certificate signed by the
                     ----------------------
chief executive officer of MGE that each of the representations and warranties made by MGE in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by WPSC), and that MGE has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

              iii.   Opinion of Independent Counsel.  WPSC shall have been
                     ------------------------------
furnished with an opinion of independent counsel for MGE, dated as of the date of the closing, to the effect that: (a) MGE is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and has corporate power and authority to convey its interest in the Nuclear Plant to be transferred by it hereunder, to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance by MGE of this Agreement have been duly authorized by all necessary corporate action on the part of MGE, do not contravene the Articles of Incorporation or Bylaws of MGE, and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract or other instrument to which MGE is a party or by which MGE is bound; and this Agreement constitutes a legal, valid and binding obligation of MGE enforceable in accordance with its terms, except as limited by general principles of equity, and applicable bankruptcy, insolvency, reorganization or similar laws at the time in effect; (c) there are no actions, suits, proceedings pending or, to the best knowledge of such counsel (having made diligent inquiry with respect thereto), threatened against or affecting MGE before any court or administrative body or agency which might materially adversely affect the ability of MGE to perform its obligations under this Agreement; (d) the conveyances and instruments executed by MGE in connection with the Closing have been duly authorized, executed and delivered by MGE and are effective to vest in WPSC good and marketable title in and to the interest required to be conveyed to MGE hereunder in the Nuclear Plant; (e) the instruments delivered to WPSC to convey MGE's interest in the Nuclear Plant have been duly authorized, executed and delivered and are effective to make the conveyance purported to be made.

              iv.    Certified Resolutions.  A certified copy of the
                     ---------------------
resolutions of the Board of Directors of MGE authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

              v.     Articles; Bylaws.  A copy of the Bylaws of MGE certified
                     ----------------
by the secretary of MGE, and a copy of the Articles of Incorporation of MGE certified by the Secretary of State of Wisconsin.

              vi.    Regulatory Approvals.  Copies of all Regulatory Approvals
                     --------------------
required to be obtained by MGE.

              vii.   Contracts.  If MGE exercises its option, a counterpart to
                     ---------
the definitive Purchase Power Agreement referenced in Section 20.

              viii.  Incumbency Certificate.  Incumbency certificates
                     ----------------------
relating to each person executing any document executed and delivered to WPSC hereunder.

              ix.    Other Documents.  All other documents, instruments or
                     ---------------
writings required to be delivered to WPSC at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as WPSC may reasonably request to effectuate the intent of the parties hereunder.

         b.   Documents to be Delivered by WPSC.  At the Closing, WPSC shall
              ---------------------------------
deliver to MGE the following documents, in each case duly executed or otherwise in proper form:

              i.     Compliance Certificate.  A certificate signed by the
                     ----------------------
chief executive officer of WPSC that each of the representations and warranties made by WPSC in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by MGE), and that WPSC has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

              ii.    Opinion of Independent Counsel.  MGE shall have been
                     ------------------------------
furnished with an opinion of independent counsel for WPSC, dated as of the date of the closing, to the effect that: (a) WPSC is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance by WPSC of this

Agreement have been duly authorized by all necessary corporate action on the part of WPSC, do not contravene the Articles of Incorporation or Bylaws of WPSC, and do not and will not contravene the provisions of, or constitute a default under, any indenture, mortgage, contract or other instrument to which WPSC is a party or by which WPSC is bound; and this Agreement constitutes a legal, valid and binding obligation of WPSC enforceable in accordance with its terms, except as limited by general principles of equity, and applicable bankruptcy, insolvency, reorganization or similar laws at the time in effect; (c) there are no actions, suits, proceedings pending or, to the best knowledge of such counsel (having made diligent inquiry with respect thereto), threatened against or affecting WPSC before any court or administrative body or agency which might materially adversely affect the ability of WPSC to perform its obligations under this Agreement; (d) the instruments executed by WPSC in connection with the Closing have been duly authorized, executed and delivered by WPSC and are effective for the purposes for which they have been given under this Agreement; and (e) the instruments delivered to MGE to convey the interests in property required to be conveyed to MGE at the Closing have been duly authorized, executed and delivered and are effective to make the conveyance purported to be made.

              iii.   Certified Resolutions.  A certified copy of the
                     ---------------------
resolutions of the Board of Directors of WPSC authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

              iv.    Articles; Bylaws.  A copy of the Bylaws of WPSC certified
                     ----------------
by the secretary of WPSC, and a copy of the Articles of Incorporation of WPSC certified by the Secretary of State of Wisconsin.

              v.     Regulatory Approvals.  Copies of all Regulatory Approvals
                     --------------------
required to be obtained by WPSC.

              vi.    Contracts.  If MGE exercises its option, a counterpart to
                     ---------
the definitive Purchase Power Agreement referenced in Section 20.

              vii.   Incumbency Certificate.  Incumbency certificates relating
                     ----------------------
to each person executing any document executed and delivered to MGE hereunder.

              viii.  Other Documents.  All other documents, instruments or
                     ---------------
writings required to be delivered to MGE at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as MGE may reasonably request to effectuate the intent of the parties hereunder.

         24. TERMINATION. This Agreement may be terminated without further liability of any party at any time prior to Closing: (a) by mutual written agreement of MGE and WPSC, or, (b) subject to compliance with the best-efforts of provisions of Section 13(b), by either party if a condition precedent to such party's obligations hereunder (as set forth in Sections 14 and 15 (Conditions Precedent)) is not satisfied. This Agreement shall also terminate without further liability of any party if the Closing Date is not on or before 12/31/01.

              Notwithstanding anything else in this Agreement (including
Section 13 (Covenants)), if the Replacement Project is cancelled for any reason, then WPSC may, prior to the date on which the Nuclear Plant is shut down to commence replacement of the steam generators, terminate this Agreement without liability, except that MGE shall not be responsible for and WPSC shall indemnify and hold MGE harmless from Replacement Project costs as set forth in
Section 10 (Replacement Project). WPSC may not terminate this Agreement pursuant to the foregoing sentence on or after the date on which the Nuclear Plant is shut down to commence replacement of the steam generators. If this Agreement is terminated for any reason specified in this Agreement, and WPSC nevertheless attempts to go forward with the Replacement Project, then, notwithstanding Section 10 (Replacement Project) WPSC's obligation under this Agreement not to charge MGE for and to indemnify MGE against Replacement Project costs shall be void ab initio, and WPSC and MGE shall be placed in the same position they were in prior to June 10, 1998 with regard to their respective rights and responsibilities in the Nuclear Plant and with respect to the Replacement Project, namely, MGE's position is that it has no duty to invest in or pay for the Replacement Project unless it agrees to do so, and WPSC's position is that MGE has such duty if a majority of ownership interests vote to approve the Replacement Project.

         25.  MISCELLANEOUS.

         a.   Third Party Transfers.  By execution of this Agreement, MGE
              ---------------------
hereby votes in favor of, and agrees to otherwise reasonably facilitate, but not to financially support, any decision made by the majority of the Nuclear Plant's Operating Committee with respect to the transfer of operational responsibilities or title to the Nuclear Plant to a nuclear operating company and/or generating company, provided that the proposed operator or owner agrees to operate the Nuclear Plant, at a minimum, according to the standards set forth in the JPSA pursuant to which the Nuclear Plant is currently operated with respect to cost and reliability and, for a nuclear generating company, under terms that are at least as beneficial to MGE as the terms of this Agreement, and provided further that WPSC shall nevertheless remain liable for all of its obligations under this Agreement.

         b.   Further Assurance.  From time to time, at the request of either
              -----------------
party hereto (the "Requesting Party") and without further consideration, the other party will execute and deliver to the Requesting Party such documents, instruments and consents and take such other action as the Requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby, to discharge the covenants of such other party and to vest in the Requesting Party good, valid and marketable title to the assets being transferred hereunder.

         c.   Assignment; Parties in Interest.
              -------------------------------

              i.     Assignment.  Except as expressly provided herein, the
                     ----------
rights and obligations of a party hereunder or in any other agreement or document executed in connection herewith may not be assigned, assumed, transferred or encumbered without the prior written consent of the other party, including by reason of merger or change of control of a party. Notwithstanding the foregoing, WPSC may assign, without MGE's consent, WPSC's right to acquire MGE's Interest in the Nuclear Plant and its other rights hereunder, including, without limitation, assigning it to a nuclear operating or generation company; provided, however, that WPSC shall nevertheless remain liable for all of its other obligations hereunder. In such event, suitable arrangements equivalent to those in Section 17, would be negotiated between the parties for the MGE Qualified and Nonqualified Funds. Further, after the Closing, WPSC may freely assign or transfer the Interest it acquires from MGE hereunder and its other rights hereunder, including the rights under Section 17 of the Agreement.

              ii.    Parties in Interest.  This Agreement shall be binding
                     -------------------
upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

         d.   Equitable Relief.  Each party (the "Nonbreaching Party") agrees
              ----------------
that any breach by the other party ("Breaching Party") of its obligation to exchange assets hereunder will result in an irreparable injury for which a remedy at law would be inadequate; and that, in addition to any relief at law which may be available for such breach and regardless of any other provision contained in this Agreement, the Nonbreaching Party shall be entitled to injunctive and other equitable relief as a court may grant. This Section shall not be construed to limit the Nonbreaching Party's right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

         e.   Amendment and Modification.  This Agreement may be amended,
              --------------------------
modified, or supplemented only by a writing signed by both parties hereto.

         f.   Notice.  All notices, requests, demands and other communications
              ------
hereunder shall be deemed to be duly given when personally delivered or when mailed, certified or registered mail, with postage prepaid and

              i.     If to WPSC, to:
                     --------------

                        Wisconsin Public Service Corporation
                        700 North Adams, P.O. Box 19001
                        Green Bay, Wisconsin 54307-9001
                        Attn:  Patrick D. Schrickel

                        With a copy to

                        Allen W. Williams, Esq.
                        Foley & Lardner
                        777 East Wisconsin Avenue
                        Milwaukee, Wisconsin 53202-5367

              ii.    If to MGE, to:
                     -------------

                        Madison Gas and Electric Company
                        P.O. Box 1231
                        Madison, Wisconsin 53701-1231
                        Attn:  Mark C. Williamson

                        With a copy to

                        Lee Cullen, Esq.
                        Cullen, Weston, Pines & Bach
                        122 West Washington Avenue
                        Suite 900
                        Madison, Wisconsin  53703


              iii.   Change of Contact.  The above contact addresses and
                     -----------------
persons may be changed upon notice to the other party.

         g.   Expenses.  Regardless of whether the transactions contemplated
              --------
hereby are consummated, each party shall pay, and shall indemnify and hold the other party harmless against, each of the following:

              i.     Transfer Taxes.  Any sales, use, excise, transfer or
                     --------------
other similar tax imposed with respect to the Interest transferred by such party to the other party.

              ii.    Expenses for Abstracts of Title and Title Insurance
                     ---------------------------------------------------
Premiums.  Any expenses for abstracts of title and any premiums for the
--------
issuance of title insurance policies required hereunder with respect to the interest in real property being transferred by such party to the other party.

              iii.   Professional Fees.  All fees and expenses of such party's
                     -----------------
legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

              Except as otherwise provided in this Section and Section 17.g.i., each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

         h.   Arbitration.  Any controversy or claim arising out of or related
              -----------
to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         i.   Enforcement Costs.  The prevailing party in any controversy or
              -----------------
claim arising out of or related to this contract or the breach thereof shall be entitled to recover its reasonable attorneys fees and costs from the other party, and such amount shall be included in any arbitration award issued pursuant to Section 25(h) above.

         j.   Entire Agreement.  This instrument embodies the entire agreement
              ----------------
between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         k.   Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         l.   Confidentiality.  The parties acknowledge that MGE may retain in
              ---------------
its possession certain business records and documents relating to the ownership and operation of the Nuclear Plant. Except as may be necessary to comply with the orders of any regulatory agency or court, MGE agrees to keep all such records confidential and not to disclose them to any third party without the prior written consent of WPSC, except for outside counsel, consultants, or advisors who have a reasonable need to review such records during the course of their representation of MGE.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                        WISCONSIN PUBLIC SERVICE CORPORATION

                        By:  /s/ Charles A. Schrock
                             ________________________________________



                        Attest:  /s/ Francis J. Kicsar
                                 _____________________________________





                        MADISON GAS AND ELECTRIC COMPANY

                        By:  /s/ David C. Mebane
                             ________________________________________
                             Chairman, President & CEO



                        Attest:  /s/ Mark C. Williamson
                                 ____________________________________
                                 Senior Vice President - Energy Services

                         SCHEDULE 1 -- DEFINITIONS


1.  "Book Value" shall be calculated as described below.  All account number
     ----------
    references are from the Uniform System of Accounts Prescribed for Public Utilities and Licenses Subject to the Provisions of the Federal Power Act (i.e., the FERC chart of accounts) or its successor system of accounts, as adopted by the PSCW. For purposes of this Agreement, MGE shall continue to record depreciation on the Nuclear Plant on the currently (as of the date of this Agreement) prescribed PSCW service life (i.e., 2002 end of life) in accordance with applicable PSCW depreciation principles consistently applied.

    The Book Value of MGE's Interest in the Nuclear Plant shall be the depreciated/amortized cost, as determined in accordance with applicable depreciation/amortization principles of regulatory law consistently applied, of the Nuclear Plant assets accurately recorded on the books of MGE in the following accounts: 101 (electric plant in service); 107 (construction work in progress); 120.1 (nuclear fuel in process of refinement, conversion, enrichment & fabrication); 120.2 (nuclear fuel
    materials and assemblies   in stock); 120.3 (nuclear fuel materials and
    assemblies   in reactor); 120.4 (spent nuclear fuel); 151 (fuel stock);
    154 (plant materials and operating supplies, also known as warehouse inventory); and the carrying value of Nuclear Plant intellectual property, computer software, licenses, permits, and the Maryland Nuclear Education Program, but excluding any regulatory assets or liabilities created pursuant to the provisions of SFAS No. 71. The related depreciation/amortization is recorded in account 108 (accumulated depreciation of electric utility plant), exclusive of the portion of account 108 related to nuclear decommissioning obligations, and account
    120.5 (accumulated provision for amortization of nuclear fuel assemblies).

2.  "Claim" means (i) all Liabilities; (ii) all losses, damages, judgments,
     -----
    awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

3.  "Closing Date" means the date on which the exchange of assets
     ------------
    contemplated by this Agreement shall occur and be effective. The Closing Date shall be the date on which the Nuclear Plant is shut down to commence installation of the steam generators as part of the Replacement Project. Currently, the Closing Date is expected to occur in the 2nd calendar quarter of 2000. WPSC will designate the specific Closing Date and give MGE five months' prior notice thereof; provided, however, that WPSC may change the specific Closing Date, in the event that unforeseen or changed circumstances alter the date on which the Nuclear Plant is shut down to commence installation of the steam generators provided that it gives notice to MGE of such change as soon as it learns of such unforeseen or changed circumstances, but in no case shall the Closing Date be later than 12/31/01.

4.  "Code" means the Internal Revenue Code of 1986, as amended.
     ----

5.  "FERC" means Federal Energy Regulatory Commission.
     ----

6.  "Government Entity" means any court, arbitrator, department, commission,
     -----------------
    board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other.

7.  "IRS" means the Internal Revenue Service.
     ---

8.  "Interest" means an undivided interest as a tenant in common in property
     --------
    (including real and personal property).

9.  "Liability" means direct or indirect indebtedness, guaranty,
     ---------
    endorsement, claims, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

10. "Lien" means any mortgage, lien (statutory or otherwise), security
     ----
    interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights of way exceptions, limitations, charges or encumbrances of any nature whatsoever.

11. "Litigation" means any action, suit, proceeding, arbitration,
     ----------
    investigation or inquiry, whether civil, criminal or administrative.

12. "Law" means any statute, law, ordinance, rule or regulation.
     ---

13. "MGE Nonqualified Fund" means the trust established under the Trust
     ---------------------
    Agreement between MGE and Firstar Bank Wisconsin dated January 19, 1988, as amended, for purposes of receiving contributions which do not qualify under Section 468A of the Code for decommissioning of the Nuclear Plant.

14. "MGE Qualified Fund" means the trust established under the Trust
     ------------------
    Agreement between MGE and Firstar Bank Wisconsin dated January 19, 1988, as amended, for purposes of qualifying under Section 468A of the Code with respect to contributions for decommissioning of the Nuclear Plant.

15. "Maryland Nuclear Education Program" means revenues less allocable
     ----------------------------------
    expenses with respect to the University of Maryland programs for nuclear plant personnel.

16. "NRC" means Nuclear Regulatory Commission.
     ---

17. "NEIL" means Nuclear Electric Insurance Limited.
     ----

18. "NEIL By-laws" means the nuclear accident insurance arrangement through
     ------------
    NEIL.

19. "Nuclear Plant" means the Kewaunee Nuclear Power Plant, certain of the
     -------------
    assets and properties of which are described generally in Sections 3.12 and 3.13 of the Joint Power Supply Agreement and in the definition of Book Value set forth above. Without limiting the generality of the foregoing, the Nuclear Plant assets include: (a) the training simulator;
    (b) all trademarks, tradenames, patents, copyrights, computer software (including source and object code)and trade secrets developed or owned by the co-owners of the Nuclear Plant in connection with their ownership or operation of the Nuclear Plant; (c) all cash held in any Joint
    Accounts (as that term is defined in Section 3.08 of the Joint Power Supply Agreement); (d) all records and files created by WPSC and in the possession of WPSC in connection with the ownership and operation of the Nuclear Plant; (e) all accounts or notes receivable of the co-owners of the Nuclear Plant in their capacity as co-owners of the Nuclear Plant;
    (f) all licenses or permits issued to the co-owners, or any of them, in connection with the ownership or operation of the Nuclear Plant; (g) all prepaid items and causes of action arising out of occurrences before or after the Closing, and other intangible rights and assets of the co-owners as co-owners of the Nuclear Plant; (h) the Maryland Nuclear
    Education Program; (i) the Kewaunee Substation; and (j) warehouse inventory.

20. "Order" means any order, writ, injunction, judgment, plan or decree.
     -----

21. "PSCW" means Public Service Commission of Wisconsin.
     ----

22. "Regulatory Approvals" means those approvals and consents set forth in
     --------------------
    Schedule 1(a).

23. "Replacement Project" means the steam generator replacement project for
     -------------------
    the Nuclear Plant authorized by the Public Service Commission of Wisconsin by order issued May 11, 1998 in Docket 6690-CE-151.

24. "WPSC Nonqualified Fund" means the WPSC Kewaunee Nuclear Decommissioning
     ----------------------
    Nonqualified Trust Fund as restated November 9, 1993, as amended.

25. "WPSC Qualified Fund" means the WPSC Kewaunee Nuclear Decommissioning
     -------------------
     Trust Fund as restated November 9, 1993, as amended.

                   SCHEDULE 1(a) -- REGULATORY APPROVALS


PSCW Approvals
--------------

1. Approval under Section 196.80, Wis. Stats., of the asset transfer between WPSC and MGE.

2. Approval, with respect to decommissioning funding, of the transfer of funds and the contribution levels set forth in Section 17.

3. If the Exchange Asset is a promissory note, approval of issuance of securities pursuant to Section 184.03, Wis. Stats.


FERC Approvals
--------------

4.  Approval of the transfer of transmission substation facilities under
    Section 203 of the Federal Power Act, 16 U.S.C. Section 824b.

5. If the Exchange Asset is a promissory note, approval of issuance of securities pursuant to Section 204 of the Federal Power Act, 16 U.S.C.
    Section 824c.


NRC Approvals
-------------

6. Approval of the amendment of license to remove MGE as licensee pursuant to 10 C.F.R. Sections 50.80 and 50.90.

             SCHEDULE 3 -- PRINCIPAL AMOUNT OF PROMISSORY NOTE



The principal amount of the promissory note shall be the remaining book value of MGE ownership share of KNPP (not including the substation), which is estimated as follows:


              12/31/97       $19.1 million
              12/31/98       $15.3 million
              12/31/99       $11.5 million
              12/31/00       $ 7.7 million
              12/31/01       $ 3.9 million
              12/31/02       $ 0

The principal amount shall be established on the Closing Date based upon a daily interpolation of the amounts shown above for the years which precede and follow the Closing Date.

                     SCHEDULE 11(c) -- CONSENTS BY MGE



         The MGE Board of Directors is required to consent to and approve this transaction. Such consent and approval was given by the Board at its September 18, 1998 meeting.

         MGE is required to obtain a consent and release under its Indenture of Mortgage and Deed of Trust to First Wisconsin Trust Company dated
January 1, 1946, and the addenda and amendments thereto, as provided in section 13(c) of this Agreement.

                  SCHEDULE 11(e) -- LITIGATION AGAINST MGE



         MGE is not aware of any Litigation related to the Nuclear Plant against MGE other than Litigation to which WPSC is a party, except as follows:


         1. PSCW Docket No. 3270-UR-109. This is MGE's current rate case, in which the Citizens' Utility Board (CUB) has raised various issues regarding the Nuclear Plant;

         2. Prior MGE rate cases before the PSCW, in which CUB and other intervenors have raised issues regarding the Nuclear Plant. No such issues are pending.

              SCHEDULE 11(g) -- RESTRICTION ON TRANSFERABILITY



         MGE is required to obtain a consent and release under its Indenture of Mortgage and Deed of Trust to First Wisconsin Trust Company dated
January 1, 1946, and the addenda and amendments thereto, as provided in section 13(c) of this Agreement.

                     SCHEDULE 12(c) -- CONSENT BY WPSC



         The WPSC Board of Directors is required to consent to and approve this transaction. Such consent and approval was given by the Board at its September 10, 1998 meeting.

                  SCHEDULE 20 -- PURCHASE POWER AGREEMENT

(THIS SECTION IS CONFIDENTIAL. IT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC.) (2 pages)